UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street New York, New York	10019
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 975-4321
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2017, the Board of Directors of CBS Corporation (“CBS” or the “Company”) authorized the Company to enter into an indemnification agreement with each new director elected to the CBS Board on the terms set forth in the Company’s previously approved form of director indemnification agreement which was filed as Exhibit 10 to the Company’s Form 8-K filed on September 18, 2009 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 19, 2017, the Company entered into a new employment agreement (the “Agreement”) with Leslie Moonves, the Company’s Chairman of the Board, President and Chief Executive Officer, which amends and supersedes the terms of Mr. Moonves’ prior employment agreement dated December 11, 2014, as amended, and provides for the following modifications:

The Agreement extends Mr. Moonves’ term of employment two years to June 30, 2021.

Mr. Moonves’ annual salary and target bonus remain unchanged. His annual grants of restricted stock units (“RSUs”) for 2018 and 2019 also remain unchanged and he will continue to be eligible to receive two separate grants of shares of the Company’s Class B common stock after June 30, 2019, subject to his continued employment through that date, based on the stock price performance of the Class B common stock during two separate specified periods each ending on June 30, 2019 (the “Existing Performance Awards”).

The Agreement provides that Mr. Moonves will receive annual grants of RSUs in each of 2020 and 2021, with a grant date value of $18.5 million for the 2020 RSU grant and a grant date value of $9.25 million for the 2021 RSU grant (which value reflects proration by 50% to take into account the Agreement’s scheduled expiration on June 30, 2021). Consistent with the 2018 and 2019 RSU grants, one half of the annual grants of RSUs in 2020 and 2021 will be subject to time- and performance-based vesting conditions and the other half of such RSUs will be subject to time-based vesting conditions.

Mr. Moonves will also be eligible to receive a grant of shares of the Company’s Class B common stock following the expiration of the employment term on June 30, 2021 (the “2017 Performance Award”). The 2017 Performance Award is structured similarly to the Existing Performance Awards; subject to achievement of a minimum performance threshold below which no shares will be earned, the 2017 Performance Award will range from 212,487 to 573,697 shares based on the stock price performance of the Class B common stock during the period beginning May 19, 2017 and ending June 30, 2021, as adjusted based on the Company’s achievement of established performance goals for calendar years 2019 and 2020. Mr. Moonves will also be eligible to receive a lump sum cash payment following the expiration of the employment term on June 30, 2021 (the “Cash Performance Award” and, together with the 2017 Performance Award, the “New Performance Awards”). Subject to the Company’s achievement of a threshold level of cumulative adjusted operating income (“COI”) below which no award will be earned, the Cash Performance Award will range from $20 million to $55 million based on the Company’s COI during the period beginning April 1, 2017 and ending June 30, 2021. As with the Existing Performance Awards, each of the New Performance Awards is subject to adjustments in the amount and timing of the grant and duration of the performance period to reflect changed circumstances such as Mr. Moonves’ death or disability, or CBS ceasing to be a “publicly traded company” (as defined in the Agreement).

Similar to his prior employment agreement, Mr. Moonves will be entitled to receive severance payments and benefits in the event that the Company terminates his employment without “cause” or if he resigns his employment for “good reason” (each as defined in the Agreement), including a cash payment of $15.0 million in respect of other consideration not received in the event that such termination occurs prior to the date of the annual RSU grant in 2021 (which amount shall be prorated in the case of resignation for good reason). If Mr. Moonves voluntarily resigns without good reason or his employment is terminated by the Company for cause, he will not be entitled to receive any severance payments or benefits. Mr. Moonves will also continue to be subject to certain restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company’s ownership of work product, including for specified periods following termination of employment and, as applicable, for specified periods if Mr. Moonves provides services as a Senior Advisor or Producer as described below.

The Agreement maintains incentives for Mr. Moonves to continue his employment with CBS for a period of five years as a Senior Advisor (the “Advisor Period”) following the end of the employment term or upon an earlier termination of his employment without cause or for good reason. In addition to Mr. Moonves’ annual advisor fee, which remains unchanged, the Agreement provides for an increase in the grant date value of the one-time RSU award Mr. Moonves will receive at commencement of the Advisor Period from $10.5 million to $15.0 million; if he were to elect to commence this Period at the end of his original employment term, he would forego the additional incentive compensation for the two year extension as described herein.

Mr. Moonves will continue to have the opportunity to provide services as a Producer for a four-year period (with an option for Mr. Moonves to extend the period to 6 years) upon notice to the Company following the end of the employment term or upon an earlier termination of his employment without cause or for good reason. If Mr. Moonves elects to provide services as a Producer, those services will be governed by the material terms set forth in the letter agreement between him and the Company, dated December 11, 2014, filed as Exhibit 10(p) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 19, 2017.
(b)    The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting as certified by the independent inspector of election are set forth below.
1.    The nominees for election to the Board of Directors were elected to hold office, in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified, based upon the following votes:

Name	For	Against	Abstentions	Broker Non-Votes
David R. Andelman	36,074,254	346,136	3,399	921,175
Joseph A. Califano, Jr.	36,065,565	354,889	3,335	921,175
William S. Cohen	36,019,841	400,340	3,608	921,175
Gary L. Countryman	36,072,842	347,276	3,671	921,175
Charles K. Gifford	36,019,141	400,984	3,664	921,175
Leonard Goldberg	36,073,586	346,639	3,564	921,175
Bruce S. Gordon	36,020,076	400,181	3,532	921,175
Linda M. Griego	36,087,449	334,557	1,783	921,175
Arnold Kopelson	36,073,931	346,209	3,649	921,175
Martha L. Minow	36,394,145	27,353	2,291	921,175
Leslie Moonves	36,065,289	355,941	2,559	921,175
Doug Morris	36,039,824	380,277	3,688	921,175
Shari Redstone	36,077,197	341,801	4,791	921,175

In connection with her election to the Company’s Board of Directors, Ms. Minow entered into the CBS director indemnification agreement.
2.    The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2017 was approved based upon the following votes:

For	Against	Abstentions
37,226,059	116,287	2,618
3.    The proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2017 Proxy Statement, was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
35,910,360	497,573	15,856	921,175
4.    The proposal to approve, on an advisory (non-binding) basis, the frequency of the advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in the Company’s 2017 Proxy Statement, received the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3,108,434	18,796	33,284,121	12,438	921,175

(d)    On May 19, 2017, following the Annual Meeting, the Board of Directors determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every three years until the next required advisory vote on the frequency of such vote, which will occur no later than the Company’s Annual Meeting of Stockholders in 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Lawrence P. Tu
	Name:	Lawrence P. Tu
	Title:	Senior Executive Vice President and Chief Legal Officer

Date: May 24, 2017

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